Certification of Chief Financial Officer

Pursuant to 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Proper Power and Energy, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lior Segal, Chief Financial Officer of the Company, certify, to my knowledge that:

(i)  the accompanying Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Act”); and

(ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

PROPER POWER AND ENERGY, INC.

/s/:  Lior Segal

LIOR SEGAL,

Chief Financial Officer

November 16, 2009